Exhibit  99.3
AURASOUND, INC. AND SUBSIDIARIES
PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010
(UNAUDITED)

The following unaudited Pro-Forma Statement of Financial Condition and Statement of Operations have been derived from the audited consolidated financial statements of AuraSound, Inc. (“AuraSound” or the “Company”) as of June 30, 2010 and the unaudited financial statements of ASI Holdings Limited (a Hong Kong corporation) (“ASI Holdings”) as of June 30, 2010. The unaudited Pro Forma Statement of Financial Condition and Statement of Operations reflect the 100% acquisition of ASI Holdings by AuraSound under an asset purchase agreement. The Company has accounted for the acquisition under the purchase method of accounting for business combinations. The Pro-forma Statement of Financial Condition and Pro-forma Statement of Operations assumes the acquisition was consummated as of July 1, 2009, the beginning of AuraSound’s fiscal year.

The total purchase price consideration of $24,352,505 is based on the aggregate fair values of the total share issuance to the stockholders of ASI Holdings as of July 31, 2010.

The Pro-Forma Statement of Financial Condition and Statement of Operations should be read in conjunction with the consolidated financial statements of AuraSound, related notes to the financial statements, and the consolidated financial statements of ASI Holdings. The Pro-Forma statements do not purport to represent what the Company’s financial condition and results of operations would actually have been if the acquisition of ASI Holdings had occurred on the date indicated or to project the Company’s results of operations for any future period or date.  The Pro-Forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the notes below, which management believes are reasonable.

AURASOUND INC AND SUBSIDIARIES
UNAUDITED CONSOLIDATED PRO-FORMA STATEMENTS OF FINANCIAL CONDITION
AS OF JUNE 30, 2010

	Aurasound	ASI Holdings	Pro Forma		Pro Forma
ASSETS	June 30, 2010	June 30, 2010	Adjustment		Combined
Current assets:
Cash and cash equivalents	$129,939	$272,432	$-		$402,371
Accounts receivable, net	3,432,135	5,404,565	-		8,836,700
Inventories, net	537,198	2,606,109	-		3,143,307
Deposits	-	46,029	-		46,029
Prepayments	-	16,982	-		16,982
Other receivables	-	6,664	-		6,664
Total current assets	4,099,272	8,352,781	-		12,452,053

Property and equipment, net	106,465	50,247	-		156,712
Goodwill	-	-	12,149,476	(1)	12,149,476
Intangible assets, net	-	-	2,843,333	(1) (2)	2,843,333
Total assets	$4,205,737	$8,403,028	$14,992,809		$27,601,575

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Short term loan	-	500,000	(500,000	)(3)	-
Accounts payable	6,916,004	10,512,657	-		17,428,661
Provision for warranty service	-	469,365	-		469,365
Accrued expenses	800,044	509,237	-		1,309,281
Notes payable	1,253,558	-	-		1,253,558
Due to officer	25,000	-	-		25,000
Note payable-related party	1,724,724	-	-		1,724,724
Due to bank under factoring agreement	-	25,652	-		25,652
Total liabilities	$10,719,330	$12,016,911	$(500,000)		$22,236,241

Stockholders' equity (deficit)
Preferred stock	-	-	-		-
Common stock	46,787	6,410	56,851	(1)	110,048
Other comprehensive loss	-	(26,494)	-		(26,494)
Retained earnings (deficit)	(6,560,380)	(3,593,799)	15,435,959	(1) (2)	5,281,780
Total stockholders' equity (deficit)	(6,513,593)	(3,613,883)	15,492,810		5,365,334
Total liabilities and stockholders' equity (deficit)	$4,205,737	$8,403,028	$14,992,810		$27,601,575

NOTES:
(1) Elimination of common stock and accumulated earnings of ASI Holdings before the acquisition and to record the purchase of ASI Holdings by Aurasound.
(2) Includes 1-year amortization totaling $956,667 of intangible assets acquired.
(3) Conversion of debt to common stock.

AURASOUND INC AND SUBSIDIARIES
UNAUDITED CONSOLIDATED PRO-FORMA STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTH PERIOD ENDED JUNE 30, 2010

	Aurasound	ASI Holdings	Pro Forma		Pro Forma
	12 Months Ended June 30, 2010		Adjustment		Combined
Net revenue	$7,503,192	$23,543,049	-		31,046,241
Cost of revenue	7,388,488	21,436,708	-		28,825,196
Gross profit	114,704	2,106,341	-		2,221,045

Operating expenses:
Research & development	411,779	-			411,779
Selling, general and administrative	1,765,263	3,187,345	(956,667	) (2)	3,995,941

Total operating expenses	2,177,042	3,187,345	(956,667)		4,407,720

Loss from operations	(2,062,338)	(1,081,004)	956,667		(2,186,675)

Other income (expenses):
Interest expense, net	(176,609)	-	-		(176,609)
Factoring charges	-	(220,254)	-		(220,254)
Total other income (expenses)	(176,609)	(220,254)	-		(396,863)

Net loss from continuing operations	(2,238,947)	(1,301,258)	956,667		(2,583,538)

Discontinued operations:
Gain on disposal of subsidiary	-	22,277	-		22,277

Net loss	(2,238,947)	(1,278,981)	956,667		(2,561,261)

Other Comprehensive loss:
Foreign currency translation loss	-	(20,323)	-		(20,323)

Net comprehensive loss	$(2,238,947)	$(1,299,304)	$956,667		$(2,581,584)

Earnings per share

Weighted average shares - basic & diluted	4,678,662	50,000		(1)	11,004,835
Basic & diluted net loss per share	$(0.48)	$(25.99)			$(0.23)

NOTES:
(1) Weighted-average number of shares outstanding for the combined entity includes all shares issued for the acquisition of 50,000 shares as if outstanding as of July 1, 2009.
(2) Amortization expense of intangible assets acquired in acquisition for the 12 month period ended June 30, 2010.

The total cost of acquisition is $24,352,505 which consists of common shares, warrants and assumed current non-interest bearing liabilities of ASI Holdings.

Total cost of acquisition:

Common share consideration		$10,779,849
Warrants to stockholder		3,060,000
Assumed current non-interest bearing liabilities		10,512,656
Total purchase price		$24,352,505

Allocation of cost of acquired entity:
Fair value of tangible assets		$8,403,029
Intangible assets:
Customer relationships	1,500,000
Non-compete	200,000
Trade name	1,600,000
Backlog	500,000
Total identified intangibles	3,800,000	3,800,000

Unallocated cost of acquisition to goodwill		12,149,476
		$24,352,505